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            SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC  20549

                          FORM 8-K

                      CURRENT REPORT
            Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934

           Date of Report:  February 28, 1997
            (Date of earliest event reported)

                 LIDAK PHARMACEUTICALS
  (Exact name of registrant as specified in its charter)

                        CALIFORNIA
       (State or other jurisdiction of incorporation)

         0-18734                     33-0314804
(Commission File Number)           (IRS Employer
                                 Identification No.)

11077 North Torrey Pines Road, La Jolla, California 92037
    (Address of principal executive offices)     (Zip code)

                     (619) 558-0364
      (Registrants telephone number, including area code)


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Item 5.                 OTHER EVENTS

     On February 28, 1997, LIDAK Pharmaceuticals (the "Company") announced that it completed a $6.0 million private financing of a three year Convertible Note (the "Note"), in equivalent principal amount, with RGC International Investors, LDC, an institutional investor, (the "Holder"), pursuant to Regulation D of the Securities Act of 1933, as amended. The share price of the Class A Common Stock to be issued upon conversion of the Note will be equal to 85% of the average daily closing bid price of the Company's Class A Common Stock during the seven (7) to ten (10) -day period immediately prior to the conversion date(s) when such conversion occurs 90 daysor more after the closing date. The Holder is also entitled to receive warrants exercisable into one share of the Company's Class A Common Stock for each two shares of Class A Common Stock issued upon conversion(s) of
the  Note.   Each  warrant is exercisable  for a five (5) year
period from issuance into one share of Class A Common Stock at an exercise price of $2.97 per share.

Item 7.FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

       4.1 Convertible Note, dated February 26, 1997, issued by the Company to the Holder.
       4.2   Form of Class G Stock Purchase Warrant
      10.1 Note Purchase Agreement, dated February 26, 1997, between the Company and the Holder.
      10.2   Registration Rights Agreement, dated February 26,
             1997, between the Company and the Holder.



                             SIGNATURES


     Pursuant to the requirements of the Securities and Exchange
Act  of 1934, the registrant has duly caused this report  to  be
signed   on   its  behalf  by  the  undersigned  hereunto   duly
authorized.




                             LIDAK PHARMACEUTICALS

Date:  March 10, 1997    By:/s/David H. Katz
                               ------------------------------
                               David H. Katz, M.D.
                               President  and  Chief  Executive
                               Officer



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                        INDEX TO EXHIBITS

Exhibit
4.1 Convertible Note, dated February 26, 1997, issued by the Company to RGC International Investors, LDC (the "Holder").
4.2       Form of Class G Stock Purchase Warrant
10.1 Note Purchase Agreement, dated February 26, 1997, between the Company and the Holder.
10.2 Registration Rights Agreement, dated February 26, 1997, between the Company and the Holder.